UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MENTOR GRAPHICS CORPORATION
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Convertible Debenture Analysis April 2011

Important Information
On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in
connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement, and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and
http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-
2885 or by email at
proxy@mackenziepartners.com.

Forward-Looking Statements
This presentation and commentary may contain “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the Company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the Company to lower its prices or offer other more favorable terms to customers; (iv)
possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the Company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the Company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the Company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the Company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the Company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Mentor Graphics’ new 4.00% debentures are favorable relative to the old 6.25% debentures
The make whole provision is consistent with market practice and the 6.25% debentures, and will not be a material impediment to any premium transaction – in fact, at Icahn’s $17 per share proposal, the make whole would only reduce transaction value to shareholders by 1.24%
Mentor Graphics eliminated the proxy fight change-in-control put provision that is common in many convertible debt issues, including our old 6.25% debentures
Mentor Graphics’ Board took the course of action that it determined was in the best interests of all shareholders by pursuing a prudent refinancing
The proceeds from the new 4.00% debentures will be used to refinance the old 6.25% debentures, to repurchase $25MM of outstanding common stock at $14.67, the closing price on 29-Mar-2011, and to repay $18.5MM of term loan due 2013
Mentor Graphics’ New Convertible Debt is an
Improvement Over the Outstanding Debt
1
New
Debentures
Old
Debentures
Which is
Better?
Size (Principal, $MM) $ 253 $ 196 (1)
Seniority Subordinated Subordinated Same
Coupon 4.00% 6.25% New
Conversion Price $ 20.54 $ 17.97 New
Illustrative Shares Underlying (2) -- Net of Repurchase (MM) (3) 10.613 10.907 New
Put Date April 2018 March 2013 New
Proxy Fight Change-in-Control Put No Yes New
Stock Change-of-Control Make Whole No No Same
Cash Change-of-Control Make Whole Yes Yes (but lapsed in 2011) Old
Source:  Mentor Graphics 10-K dated 31-Jan-2011, Mentor Graphics indentures for Convertible Subordinated Debentures due 2026 and 2031, Mentor Graphics management
(1) Does not include $18.5MM of term loan that will be retired with net proceeds from the sale of the 4.00% debentures
(2) For comparative purposes only, the share amounts in the table above assume physical settlement of the debentures.  However, if the 6.25% Debentures or 4.00% Debentures were to be converted, they will be settled by “net share” settlement,
i.e. the first $1,000 of conversion value will be paid in cash, with the remaining conversion value to be paid, at the election of Mentor Graphics, in cash or shares of common stock.  For example, if Mentor Graphics’ common stock price was $25.00 at the time of conversion, (a) the conversion of $253 million of 4.00% Debentures would be settled with $253 million in cash and, assuming Mentor Graphics elected to repay the remaining conversion value in shares of common stock, approximately
2.676 million shares, and (b) the conversion of $196.5 million of 6.25% Debentures would be settled with $196.5 million in cash, and assuming Mentor Graphics elected to repay the remaining conversion value in shares of common stock, approximately 4.280 million shares.
(3) The underlying shares for the 4.00% Debentures reflects a repurchase of approximately 1.7 million shares of common stock with $25.0 million of the net proceeds from the sale of the 4.00% Debentures.

Acquisition make whole shares compensate investors for the lost coupons and option value that they paid for when buying a convertible bond
A make whole is only triggered by a cash acquisition:
A make whole provision is market for convertible debt – all convertible debt issued by
U.S. public companies in the last twelve months has included make whole provisions
A make whole provision does not prevent a change in control – it will not impact a stock transaction and it will only slightly reduce the premium that an acquiror is willing to pay in a cash transaction
Appendix:  Overview of Make Whole
Provisions
Acquisition
Conversion Rate Adjustment
Convertible into New Shares
Cash Acquisition
Stock Acquisition
No Put; No Make Whole Adjustment
Put at 100% or Conversion with
Make Whole Adjustment
2

Appendix:  Illustrative Impact of 4.00%
Debentures’ Make Whole Provision
MENT 4.00% Debentures Change of Control Make Whole: Adjustment to the Conversion Rate
3
For illustrative purposes, assuming Icahn’s $17 per share all cash acquisition proposal and a closing date of April 4, 2011, the impact would be a 9.33% premium on the bonds and a reduction in the price paid to shareholders of only $0.21 (1.24%)
Illustrative Acquisition Price $ 17.00
Make Whole Premium Calculation Per Bond Theoretical Impact to Offer Price Calculation
Shares Underlying Bonds -- No Make Whole 48.6902 Mentor Basic Shares (PF for repurchase, no make whole) 110.653 112.357 basic -1.704 repurchase
Make Whole Shares 15.6236 (17.2990 + 13.9481) 2 x Illustrative Acquisition Price $ 17.00
Shares Underlying Bonds -- With Make Whole 64.3138 Implied Equity Value $ 1,881
+ 4.00% Debentures (1) 253
Par Value of Bond $ 1,000.00 - Cash & Equivalents 133
Value of Bond at Acquisition Price 1,093.33 64.314 x $17.00 Implied Enterprise Value $ 2,001
% Premium Over Face Value 9.33% - 4.00% Debentures (assuming conversion, net share settled) (1) 253 Repaid at par $1,000 + net shares
+ Cash & Equivalents 133
Implied Equity Value $ 1,881
Mentor Basic Shares (pro forma for repurchase) 110.653
Mentor Shares from Convert (net share settled) 1.389 Net shares of $93 per bond
Mentor Diluted Shares 112.042
Implied Value per Share $16.79
$ Difference $0.21
% Difference 1.24%
Source: Make Whole data from Indenture for 4.00% Subordinated Convertible Debentures due 2031, Mentor Graphics 10-K dated 31-Jan-2011, Bloomberg
(1) Debt pro forma for redemption / retirement of extant 6.25% debentures and repayment of amounts outstanding on current term loan
   Effective
Stock Price
   Date $14.67 $16.00 $18.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $60.00 $80.00 $100.00
April 4, 2011 19.4761 17.2990 13.9481 11.5561 7.9359 6.0016 4.8248 4.0337 3.4731 2.4171 1.6540 1.2010
April 1, 2012 19.4761 16.6147 13.0468 10.5478 6.9108 5.0903 4.0421 3.3633 2.8912 2.0156 1.3847 1.0097
April 1, 2013 19.4761 15.8645 12.0083 9.3637 5.7036 4.0347 3.1515 2.6108 2.2442 1.5706 1.0836 0.7927
April 1, 2014 19.4761 15.1086 10.8191 7.9467 4.2499 2.8084 2.1511 1.7827 1.5377 1.0837 0.7506 0.5509
April 1, 2015 19.4761 14.2999 9.3043 6.0394 2.3740 1.3892 1.0692 0.9039 0.7873 0.5592 0.3884 0.2858
April 5, 2016 19.4761 13.9556 8.2314 3.4939 0.0002 — — — — — — —

Effective Stock Price
Date 11.23 $  16.00 $  20.00 $  24.00 $  30.00 $  35.00 $
March 3, 2006 33.39      19.16      13.89      11.00      8.45        7.15
March 1, 2007 33.39      17.13      12.08      9.33        7.08        5.97
March 1, 2008 33.39      14.90      9.88        7.42        5.54        4.66
March 1, 2009 33.39      12.51      7.45        5.28        3.85        3.23
March 1, 2010 33.39      9.95        4.55        2.79        1.97        1.67
March 1, 2011 33.39      -         -         -         -         -
Appendix:  Mentor’s 4.00% and 6.25% Make
Whole Provisions Are Substantially Similar
The make whole provision for each series of debentures was calculated in the same manner
The biggest difference is that the base stock price at the time of the 6.25% debentures was $11.23 versus a stock price of $14.67 at the time of the 4.00% debentures
Compare an approximate 40% premium on both tables: $16 on Table 1 and $20 on
Table 2
To use these tables, add the base conversion rate to the table entry and then multiply by the stock price. For example:
Table 1: 6.25% Debentures Table 2: 4.00% Debentures
4
Premium Value of
Bond
(Par = $1,000)
Conversion
Rate
Make Whole
Adjustment
Acquisition
Stock Price
6.25%
Debentures
$1,197 = (55.6545 + 19.16) x $16
4.00%
Debentures
$1,205 = (48.6902 + 11.5561) x $20
Source: Indenture for 6.25% Subordinated Convertible Debentures due 2026 and Indenture for 4.00% Subordinated Convertible Debentures due 2031
    Effective
Stock Price
Date   $14.67   $16.00    $18.00    $20.00 $25.00 $30.00    $35.00
April 4, 2011 19.4761 17.2990 13.9481 11.5561 7.9359 6.0016 4.8248
April 1, 2012 19.4761 16.6147 13.0468 10.5478 6.9108 5.0903 4.0421
April 1, 2013 19.4761 15.8645 12.0083 9.3637 5.7036 4.0347 3.1515
April 1, 2014 19.4761 15.1086 10.8191 7.9467 4.2499 2.8084 2.1511
April 1, 2015 19.4761 14.2999 9.3043 6.0394 2.3740 1.3892 1.0692
April 5, 2016 19.4761 13.9556 8.2314 3.4939 0.0002 —

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